exhibit 9(b)

GOODWIN PROCTER              Goodwin Procter LLP            T: 617.570.1000
                             Counsellors at Law             F: 617.523.1231
                             Exchange Place                 goodwinprocter.com
                             Boston, MA 02109


June 21, 2001



USAA State Tax-Free Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

We hereby consent to the reference in Post-Effective Amendment No. 10 (the "Amendment") to the Registration Statement (No. 33-65572) on Form N-1A of USAA State Tax-Free Trust (the "Registrant"), a Delaware business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Florida Tax-Free Income Fund and Florida Tax-Free Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 4 to the Registration Statement.

We also hereby consent to the reference to this firm in the statement of additional information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP